                                                FILED PURSUANT TO RULE 424(b)(3)
                                                  REGISTRATION NO. 333-110451
                                                                   333-110451-01

PROSPECTUS SUPPLEMENT NO. 5

                                  $125,000,000
                                GATX CORPORATION
                      5% SENIOR CONVERTIBLE NOTES DUE 2023
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                           GATX FINANCIAL CORPORATION
                           AND SHARES OF COMMON STOCK
                      ISSUABLE UPON CONVERSION OF THE NOTES

         This prospectus supplement supplements the prospectus dated January 20, 2004 of GATX Corporation and GATX Financial Corporation, as supplemented by prospectus supplement No. 1 dated January 30, 2004, prospectus supplement No. 2 dated March 15, 2004, prospectus supplement no. 3 dated April 16, 2004 and prospectus supplement no. 4 dated June 2, 2004, relating to the sale by certain holders of our 5% Senior Convertible Notes due 2023 and the shares of our common stock issuable upon conversion of the notes. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the prospectus.


         The following line items are hereby added to the table of Selling Holders contained in the prospectus:

                                                                     PRINCIPAL AMOUNT OF
                                                                     NOTES BENEFICIALLY        NUMBER OF SHARES
                                                                         OWNED THAT            OF COMMON STOCK
NAME OF SELLING HOLDER                                                   MAY BE SOLD           THAT MAY BE SOLD
----------------------                                               --------------------      ----------------
Standard Global Equity Partners SA, L.P.........................       $     149,000                 6,289
Scorpion Offshore Investment Fund, Ltd..........................              91,000                 3,841
Relay 3 Asset Holding Co. Limited...............................              16,000                   675
SP Holdings Ltd.................................................              49,000                 2,068
Standard Pacific Capital Offshore Fund, Ltd.....................           1,212,000                51,157
Standard Global Equity Partners, L.P............................             389,000                16,419
Barclays Global Investors Equity Hedge Fund II..................              15,000                   633
Standard Pacific MAC 16 Ltd.....................................              64,000                 2,701
Standard Global Equity Partners II, L.P.........................              15,000                   633

         In addition, the following line item in the table of Selling Holders contained in the prospectus is hereby deleted therefrom:

                                                                     PRINCIPAL AMOUNT OF
                                                                     NOTES BENEFICIALLY        NUMBER OF SHARES
                                                                         OWNED THAT            OF COMMON STOCK
NAME OF SELLING HOLDER                                                   MAY BE SOLD           THAT MAY BE SOLD
----------------------                                               -------------------       ----------------
S.A.C. Capital Associates, LLC.................................       $   1,000,000                 42,209


         INVESTING IN THE NOTES AND OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THE PROSPECTUS.

                               -----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

            The date of this prospectus supplement is October 6, 2004